SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                   FORM 8-K/A

                                 Amendment No. 1
                                       to
                                    Form 8-K
                          as filed on December 17, 2004

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 October 7, 2004
                Date of Report (Date of earliest event reported)


                           PAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


      Delaware                       1-09720                       16-1434688
-----------------              ---------------------         -------------------
(State or Other Jurisdiction       (Commission                   (IRS Employer
   of Incorporation)                File Number)             Identification No.)


PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY          13413-4991
-----------------------------------------------------------      ---------------
      (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (315) 738-0600
                                 --------------

                                 Not applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Acquisition or Disposition of Assets.

     PAR Technology Corporation hereby amends its Current Report on Form 8-K originally filed with the United States Securities and Exchange Commission on October 7, 2004 relating to the acquisition of PAR Springer-Miller Systems, Inc. to include the financial statements of the business acquired, the pro forma financial information and related exhibits as set forth below.

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          1. The audited consolidated financial statements of Springer-Miller Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2003 and 2002 are filed with this report as Exhibit 99.1.

          2. The unaudited interim consolidated financial statements of Springer-Miller Systems, Inc. and Subsidiaries as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003 are filed with this report as Exhibit 99.2


     (b)  Pro forma Financial Information.

          1. The unaudited pro forma Consolidated Statement of Income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 and the unaudited pro forma Consolidated Balance Sheet as of September 30, 2004.

(c)  Exhibits.

Exhibit
Number              Description
------              -----------

99.1                The    audited    consolidated   financial   statements   of
                    Springer-Miller Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2003 and 2002

99.2 The unaudited interim consolidated financial statements of Springer-Miller Systems, Inc. and Subsidiaries as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003

99.3 The unaudited pro forma Consolidated Statement of Income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 and the unaudited pro forma Consolidated Balance Sheet as of September 30, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PAR TECHNOLOGY CORPORATION



Date:  December 17, 2004                    By:  /s/ Ronald J. Casciano
                                                 -------------------------------
                                                 Ronald J. Casciano
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

99.1                The   audited    consolidated   financial   statements    of
                    Springer-Miller Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2003 and 2002

99.2 The unaudited interim consolidated financial statements of Springer-Miller Systems, Inc. and Subsidiaries as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003

99.3 The unaudited pro forma Consolidated Statement of Income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 and the unaudited pro forma Consolidated Balance Sheet as of September 30, 2004.

EX-99.1 The audited consolidated financial statements of Springer-Miller Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2003 and 2002

                        CONSOLIDATED FINANCIAL STATEMENTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                 SPRINGER-MILLER SYSTEMS, INC., AND SUBSIDIARIES

                           DECEMBER 31, 2003 AND 2002

                         SPRINGER-MILLER SYSTEMS, INC.,
                                AND SUBSIDIARIES

                           DECEMBER 31, 2003 AND 2002



                                    CONTENTS




REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CONSOLIDATED FINANCIAL STATEMENTS

    BALANCE SHEETS

    STATEMENTS OF OPERATIONS

    STATEMENTS OF STOCKHOLDER'S DEFICIT

    STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

[GRAPHIC OMITTED]



               Report of Independent Certified Public Accountants

To the Stockholder of
   Springer-Miller Systems Inc.,
and Subsidiaries

We have audited the accompanying consolidated balance sheets of Springer-Miller Systems, Inc., and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Springer-Miller Systems, Inc., and Subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Gallagher, Flynn & Company LLP

March 4, 2004



                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                   December 31

                                                                2003            2002
                                                            -----------    ------------
Current Assets
     Cash  and cash equivalents .........................   $ 2,000,968    $   924,495
     Accounts receivable, less allowance for doubtful
       Accounts of $291,069 in 2003 and $353,402 in 2002      2,774,194      2,954,882
     Inventories ........................................        28,844         31,742
     Current portion of notes receivable ................       113,556        107,313
     Costs on uncompleted contracts .....................        62,360         55,628
     Other current assets ...............................       327,832        240,200
                                                            -----------    -----------
         Total current assets ...........................     5,307,754      4,314,260
                                                            -----------    -----------

Property and equipment, net of accumulated
  Depreciation and amortization .........................     1,078,340      1,212,956
                                                            -----------    -----------

Other Assets
Software held for resale, net of accumulated amortization
  of $688,567 in 2003 and $232,550 in 2002 ..............     1,651,656      1,926,179
Marketable securities and other investments .............          --          112,731
Notes receivable, less current portion ..................       708,837        822,393
Other ...................................................         8,500          8,500
                                                            -----------    -----------
                                                              2,368,993      2,869,803
                                                            -----------    -----------
                                                            $ 8,755,087    $ 8,397,019
                                                            ===========    ===========

Current Liabilities
     Notes payable - bank ...............................   $    75,000    $   300,000
     Accounts payable ...................................       615,346        919,617
     Accrued liabilities ................................       632,475        308,362
     Billings on uncompleted contracts ..................     3,693,576      2,637,127
     Deferred revenue ...................................     3,725,204      3,639,319
     Current portion of acquisition liability ...........       327,454        560,000
     Income tax payable .................................         2,848          2,205
                                                            -----------    -----------
         Total current liabilities ......................     9,071,903      8,366,630
                                                            -----------    -----------
Acquisition liability, less current portion .............     1,082,925      1,082,925
                                                            -----------    -----------
Accounts payable, less current portion ..................       126,000           --
                                                            -----------    -----------

Stockholder's deficit:
     Common stock, no par value,
       100 shares authorized; issued and outstanding ....          --             --
     Additional paid-in capital .........................       462,401        462,401
     Accumulated deficit ................................    (2,103,908)    (1,525,559)
     Accumulated other comprehensive income .............       115,766         10,622
                                                            -----------    -----------

                                                             (1,525,741)    (1,052,536)
                                                            -----------    -----------
                                                            $ 8,755,087    $ 8,397,019
                                                            ===========    ===========



The accompany notes are an integral part of these statements


                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                            Years ended December 31,

                                                             2003             2002
                                                         ------------    ------------

Revenue ..............................................   $ 13,962,500    $ 11,685,771
                                                         ------------    ------------
Operating expenses:
     Direct project and support service costs ........      5,684,764       4,067,900
     Research and development ........................      2,326,865       2,250,594
     Selling, general and administrative .............      6,499,495       5,927,900
                                                         ------------    ------------
                                                           14,511,124      12,246,394
                                                         ------------    ------------
Loss from operations .................................       (548,624)       (560,623)
                                                         ------------    ------------

Other income (Expense)
     Amortization of deferred credit
       and other acquisition related income ..........           --           203,597
     Interest income .................................         91,788          78,531
     Interest expense ................................        (12,135)        (12,233)
     Other income ....................................        120,453          75,593
     Unrealized and realized gain (loss) on
       marketable securities .........................            405         (75,730)
     Gain (loss) on disposal of property and equipment         (1,258)            131
     Other ...........................................         (4,724)         (8,816)
                                                         ------------    ------------
                                                              194,529         261,073
                                                         ------------    ------------
Loss before income taxes .............................       (354,095)       (299,550)
Provision for income taxes ...........................          2,134           1,561
                                                         ------------    ------------
Loss before extraordinary item .......................       (356,229)       (301,111)
Extraordinary gain - negative goodwill
  recognition (net of income taxes of $0) ............           --         1,842,261
                                                         ------------    ------------
Net earnings (loss) ..................................   $   (356,229)   $  1,541,150
                                                         ============    ============




The accompany notes are an integral part of these statements



                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                                                   Accumulated
                                                       Additional                                     Other
                                           Common       Paid-in     Accumulated    Comprehensive  Comprehensive
                                           Stock        Capital       Deficit      Income (loss)     Income           Total
                                       ----------------------------------------------------------------------------------------
Balance,
  January 1, 2002 .............        $      --     $   462,401    $(2,809,849)                  $     1,315      $(2,346,133)
   Net earnings for the year ..               --            --        1,541,150    $ 1,541,150            --         1,541,150
   Translation adjustments ....               --            --            --             9,307          9,307            9,307
                                                                                   -----------
   Comprehensive income .......               --            --            --       $ 1,550,457            --              --
                                                                                   ===========
   Distributions to stockholder               --            --         (256,860)                          --          (256,860)
                                       -----------   -----------    -----------                   -----------      -----------

Balance,
  December 31, 2002 ...........               --         462,401     (1,525,559)                       10,622      $(1,052,536)

   Net loss for the year ......               --          --           (356,229)   $  (356,229)           --          (356,229)
   Translation adjustments ....               --          --              --           105,144        105,144        105,144
                                                                                   -----------
   Comprehensive loss .........               --          --              --       $  (251,085)           --              --
                                                                                   ===========
   Distributions to stockholder               --          --           (222,120)                          --          (222,120)
                                       -----------   -----------    -----------                   -----------      -----------
Balance,
  December 31, 2003 ...........        $      --     $   462,401    $(2,103,908)                  $   115,766      $(1,525,741)
                                       ===========   ===========    ===========                   ===========      ===========

The accompanying notes are an integral part of these statements




                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             YEARS ENDED DECEMBER 31

                                                                2003            2002
                                                            ------------    -----------
Decrease In Cash and Cash Equivalents
Cash flows from operating activities:
   Net earnings (loss) ..................................   $  (356,229)   $ 1,541,150
                                                            -----------    -----------
   Noncash items included in net earnings (loss):
       Provision for doubtful accounts ..................        75,926        497,457
       Depreciation and amortization ....................       814,196        407,309
       Revenues from reduction of acquisition liability .       (59,960)          --
       Change in accounting principle - negative goodwill          --       (1,842,261)
       Unrealized loss on marketable securities .........          --           84,510
       (Gain) loss on disposal of property and equipment          1,258           (131)
   Changes in assets and liabilities:
       Accounts receivable ..............................       (22,244)      (922,465)
       Inventory ........................................         2,898         12,367
       Costs on uncompleted contracts ...................        (6,732)        11,106
       Marketable securities ............................       112,731        (15,215)
       Other current assets .............................       (87,632)       (19,479)
       Accounts payable and accrued liabilities .........       (25,257)        79,222
       Deferred revenue and billings on
         uncompleted contracts ..........................     1,142,334      1,107,302
                                                            -----------    -----------
                                                              1,947,518       (600,278)
                                                            -----------    -----------
              Net cash provided by operating activities .     1,591,289        940,872
                                                            -----------    -----------

Cash flows from investing activities:
       Purchase of property and equipment ...............      (224,821)      (196,243)
       Proceeds from disposal of property and equipment .          --            4,835
       Costs of software held for resale ................       (55,332)          --
       Business acquisition .............................          --         (640,847)
       Loan to stockholder ..............................          --         (250,000)
       Payments received on notes receivable
         from stockholder ...............................       107,313        135,784
                                                            -----------    -----------
              Net cash used in investing activities .....      (172,840)      (946,471)
                                                            -----------    -----------
              Subtotal (forward) ........................   $ 1,418,449    $    (5,599)
                                                            -----------    -----------


                                   (CONTINUED)

                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             YEARS ENDED DECEMBER 31


                                                          2003           2002
                                                     -------------  ------------

              Subtotal (forwarded) ...............   $   1,418,449  $    (5,599)
                                                     -------------  ------------


Cash flows from financing activities:
   Distributions to stockholder ..................      (222,120)      (256,860)
   Net payments on note payable - bank ...........      (225,000)          --
   Principal payments on capital lease obligations          --           (8,999)
                                                     -----------    -----------
       Net cash used in financing activities .....      (447,120)      (265,859)
                                                     -----------    -----------
       Foreign currency translation adjustment ...       105,144          9,307
                                                     -----------    -----------
       Net increase (decrease) in cash and
         cash equivalents ........................     1,076,473       (262,151)
Cash and cash equivalents, beginning of year .....       924,495      1,186,646
                                                     -----------    -----------
Cash and cash equivalents, end of period .........   $ 2,000,968    $   924,495
                                                     ===========    ===========


Supplemental disclosures of cash flow information:
Cash paid during the year for:
   Interest ......................................   $    12,135    $    12,233
                                                     ===========    ===========
   Income taxes ..................................   $     1,491    $     2,089
                                                     ===========    ===========




Noncash investing and financing activities:

     During 2003, the Company capitalized $168,000 of software costs and recorded long-term accounts payable for this amount. Also in 2003, the Company reduced the acquisition liability by $172,586 through adjustments to accounts receivable, software held for resale and accounts payable.

     During 2002, the Company paid cash $640,847 and incurred acquisition liabilities of $1,642,925 to acquire assets totaling $2,517,674 and assume liabilities totaling $233,902 from clubessential, Inc., (see Note B).

The accompanying notes are an integral part of these statements.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002


A)   SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES


     Operations:

          Springer-Miller Systems, Inc., (the Company) was founded in 1983 in Stowe, Vermont and develops comprehensive property management computer systems for hotels, resorts and time-share properties. The geographic market for the Company is primarily the United States and international locations in Canada, the Caribbean, Southeast Asia and Europe.

          Springer-Miller International, LLC, (SMI) a wholly owned subsidiary of the Company, provides services to the customers in Southeast Asia and Europe. This subsidiary opened branch offices in Malaysia in December 1998, Hong Kong in 2002 and acquired an office in Great Britain in 2001.

          Springer-Miller Canada, ULC, (SMC) a wholly owned subsidiary of SMI, provides services to the customers in Canada. SMC began operations in 2002.

Accounting policies:

          A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

          1.   Basis of presentation

          The accompanying consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles. The consolidated financial statements include the accounts of Springer-Miller Systems, Inc., and its wholly owned subsidiaries, Springer-Miller International, LLC and Springer-Miller Canada, ULC. All significant intercompany transactions have been eliminated in consolidation.

          2. Foreign currency transactions

          All balance sheet accounts of the Company's foreign subsidiary are translated into U.S. dollars at the year-end rate of exchange and statement of earnings items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of stockholder's equity.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002


A)   SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)



     3.   Cash and cash equivalents

          For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

     4.   Accounts receivable

          Current earnings are charged with an allowance for doubtful accounts receivable based on collection experience and a review of the collectibility of specific accounts. Accounts deemed uncollectible are charged against this allowance.

     5. Inventories Inventories are stated at the lower cost or market. Cost is determined principally by the first-in, first-out method.

     6.   Property and equipment

          Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets for those leases that substantially transfer ownership. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

     7.   Software held for resale

          Software held for resale represents costs related to the development and acquisition of software product masters. These costs are capitalized as incurred and are amortized on a straight-line basis over three to five years, the estimated economic lives of the software products, which exceeds revenue-based amortization. Amortization expense charged to operations for these costs was $490,261 in 2003 and $66,566 in 2002. The estimated minimum amortization expense for each of the ensuing years through December 31, 2008 is $541,881, $506,985, $392,995, $203,081 and $6,714, respectively.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002




A)   SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)


     8.   Marketable securities and other investments

          Investments in marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet, with the change in fair value during the period included in earnings. The Company liquidated its marketable securities during 2003. The net realized gains, which were included in earnings during 2003, were $405. Net unrealized losses on such securities, which were included in earnings during 2002, were $84,510. Marketable securities also included cash equivalents of $3,156 at December 31, 2002.

     9.   Income taxes

          Springer-Miller Systems, Inc., has elected to be taxed under provisions of Subchapter S of the Internal Revenue code. Income taxes on net earnings are payable personally by the stockholder pursuant to this election. Accordingly, no provision has been made for income taxes other than certain minimum state taxes and the subsidiary's foreign income taxes.


     10.  Revenue recognition

          Installations - revenue is recognized upon delivery and completed installation of the system, fulfillment of all significant contract obligations and determination that collectibility of any remaining receivable is probable.


          Master license agreements - revenue from license fees is recognized upon the latter of shipment of product or completion of significant obligations to customers.

          Support services - software support is billed and collected prior to the coverage period and revenue is recognized on a straight-line basis over the coverage period.

          Software development - through 2002, revenue from a long-term software
          development   contract  was   recognized   as  work  on  the  contract
          progressed, using the percentage of completion method.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002




A)   SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)


     11.  Billings and costs of uncompleted contracts

          The Company generally requires that customers place a deposit of 65% of the contract value upon the signing of an installment contract or master license agreement. These deposits are recorded as a liability until the project is completed and are presented as billings on uncompleted contracts. Direct project costs on work in progress are presented as costs on uncompleted contracts. Management periodically reviews the profitability of uncompleted contracts based on their estimate of costs to complete the project. Losses on contracts are recorded in the period in which such losses are determined. There are no estimated losses recorded at December 31, 2003 and 2002.


     12.  Excess of fair value of net assets of company acquired over cost

          Prior to 2002, negative goodwill (excess of fair value of net assets acquired over cost) was recorded as a deferred credit and was being amortized on a straight-line basis over the remaining benefit period of the credit. As of January 1, 2002, the Company adopted FASB Statement No. 141, Business Combinations, issued July 20, 2001. Upon initial application of Statement No. 141, the negative goodwill remaining from a business combination prior to applying the Statement was recognized as extraordinary income.


     13.  Advertising

          Advertising costs are charged to operations as incurred. Advertising expense was $26,383 in 2003 and $42,450 in 2002.

     14.  Research and development

          Research and development costs are expensed as incurred.


     15.  Comprehensive income

          Comprehensive income is the total of (1) net earnings plus (2) all other changes in net assets arising from nonowner sources, which are referred to as other comprehensive income. The Company has presented a statement of stockholder's deficit that includes other comprehensive income and an analysis of changes in components of accumulated other comprehensive income.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002




A)   SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)


     16.  Product warranties

          The Company's software contracts include a warranty period of ninety days during which the customer is entitled to receive support at no charge. The Company estimates the costs that may be incurred during this period, and if necessary, records a liability in the amount of such costs at the time the product revenue is recognized. Factors that affect the Company's anticipated warranty costs include the number of new installations, and historical and anticipated costs per claim. No warranty liability was required at December 31, 2003 and 2002.


     17.  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


B)   BUSINESS ACQUISITION

          On November 28, 2002, the Company acquired certain assets of clubessential, Inc., in a business combination accounted for as a purchase. clubessential, Inc., was primarily engaged in the business of developing spa management software for hotels, resorts and time-share properties. The total cost of the acquisition was $2,283,772 and was allocated as follows:

                   Current assets ............   $   368,754
                   Property and equipment ....       185,191
                   Software held for resale ..     1,963,729
                                                 -----------
                                                   2,517,674
                   Current liabilities assumed      (233,902)
                                                 -----------

                   Net assets acquired .......   $ 2,283,772
                                                 ===========

          The consideration paid for the acquisition was allocated as follows:

          Cash ................................   $   640,847
          Acquisition liabilities due to seller    1,642,925
                                                  ----------
                                                  $2,283,772
                                                  ==========

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002


B)   BUSINESS ACQUISITION (continued)

          The software held for resale is being amortized over the weighted average estimated useful life of 4.6 years. It is not anticipated that such assets will have significant residual values. The acquisition liabilities due to the seller include cash and credits against future sales of products and services, and the Company is contingently liable for additional consideration of up to $1,500,000 based on 25% of certain revenues generated by the acquired products.

          In conjunction with the acquisition referred to in Note A.12, the Company was entitled to earn fees from the collection of certain accounts receivable balances. This income had no effect on negative goodwill and was included in other income in 2002, totalling $203,597. The Company also entered into a $2,500,000 long-term software development contract with the seller and an agreement to settle certain commitments to customers through 2002, for which the Company was compensated $2,400,000.



C)   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

          In 2002, a substantial portion of the Company's revenues were from one customer. Revenues from this customer approximated $1,700,000 (15% of total revenues) for the year ended December 31, 2002. The amount due from this customer, included in trade accounts receivable, was approximately $157,000 at December 31, 2002.

          The Company maintains domestic bank account balances, which, at times, may exceed federally insured limits. The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on domestic cash balances. The Company also maintains certain foreign bank balances that are not covered by deposit insurance totalling approximately $88,000 at December 31, 2003.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002



D)   PROPERTY AND EQUIPMENT

          Property and equipment consist of the following at December 31:


                                                        2003         2002
                                                    ----------   ----------

Furniture and fixtures ..........................   $  766,629   $  742,675
Leasehold improvements ..........................      749,762      390,668
Computer hardware and software ..................    1,167,499    1,012,643
Vehicles ........................................         --          5,598
Construction in progress - leasehold improvements         --        339,621
                                                    ----------   ----------

                                                     2,683,890    2,491,205
Less accumulated depreciation and amortization ..    1,605,550    1,278,249
                                                    ----------   ----------

                                                    $1,078,340   $1,212,956
                                                    ==========   ==========

E)   NOTES RECEIVABLE

          Notes receivable consist of the following at December 31:

                                                          2003      2002
                                                       --------   --------
Stockholder -
  Due in equal monthly installments of $10,436,
  including interest at 6%, due July 2009  ........    $592,895   $679,706
  Due in equal monthly installments of $2,561,
  including interest at 4.25%, due December 1, 2013     229,498    250,000
                                                       --------   --------
                                                        822,393    929,706
Less current portion ...............................    113,556    107,313
                                                       --------   --------
                                                       $708,837   $822,393
                                                       ========   ========

F)   NOTE PAYABLE - BANK

          Note payable - bank represents the amount due under a $300,000 line of credit from a bank due December 2004. Interest is payable monthly at The Wall Street Journal prime rate (4% at December 31, 2004), adjusted monthly. The note is secured by substantially all business assets and is personally guaranteed by the stockholder of the Company.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002

G)   OPERATING LEASES

          The Company leases office space and office equipment under various operating lease agreements. The Company also rents a building on a month-to-month basis from its sole stockholder (see Note I). Future minimum payments for all noncancellable operating leases having a term in excess of one year at December 31, 2003, are as follows:

                   Years ending
                    December 31,                     Amount
                    ------------                     ------

                        2004                      $   291,857
                        2005                          225,139
                        2006                          200,676
                        2007                           39,763
                        2008                           39,071
                        Thereafter                     18,508
                                                  -----------
                                                  $   815,014
                                                  ===========

          Total rent expense charged to operations was $1,002,468 for 2003 and $765,801 for 2002.


H)   PROFIT SHARING PLAN

          The Company has a 401(k) profit sharing plan (the Plan) that covers substantially all employees. All employees over the age of 20 1/2 years who have completed three months of service are eligible to participate in the Plan. Contributions to the Plan are at the discretion of the board of directors. Contributions to the Plan were $200,000 in 2003 and $0 in 2002.

                          SPRINGER-MILLER SYSTEMS INC.,
                                AND SUBSIDIARIES

                        NOTES TO CONSOLIDATED STATEMENTS
                           DECEMBER 31, 2003 AND 2002


I)   RELATED PARTY TRANSACTIONS AND GUARANTEES

          The Company has a loan agreement with its sole  stockholder  (see Note
     E). Interest income related to this note included in operations was $48,650 in 2003 and $43,464 in 2002.

          The Company rents a building on a month-to-month basis from its stockholder. Rent expense under these agreements was approximately $360,000 in 2003 and $230,000 in 2002.

          The Company's sole stockholder obtained unsecured bank financing totalling $1,388,308 at December 31, 2003, which is due in full at its maturity in January 2021. For no consideration, the Company agreed to guarantee the bank debt on behalf of the stockholder because the purpose of the loan was to finance the expansion of office facilities. The Company can be required to perform on the guarantee only in the event of nonpayment of the debt by the stockholder. Management evaluates the Company's exposure to loss at each balance sheet date and provides accruals for such as deemed necessary. No accruals were deemed necessary at December 31, 2003 and 2002. The Company has recourse only to the general credit of the stockholder should the Company be required to perform under the guarantee.

[GRAPHIC OMITTED]



To the Board of Directors of
    Springer-Miller Systems, Inc.,
and Subsidiaries

We consent to the use of our report dated March 4, 2004, included herein with respect to the consolidated balance sheets of Springer-Miller Systems, Inc., and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's deficit, and cash flows for each of the years in the two-year period ended December 31, 2003.

[GRAPHIC OMITTED]

/s/Gallagher, Flynn & Company LLP

Burlington, Vermont 05401
December 15, 2004

EX-99.2  The   unaudited   interim   consolidated    financial   statements   of
         Springer-Miller Systems, Inc. and Subsidiaries as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003.

                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (in thousands except share amounts)
                                   (unaudited)

                                                     September 30, December 31,
                                                         2004        2003
                                                       --------    --------
Assets
Current assets:
     Cash  and cash equivalents ....................   $ 2,574    $ 2,001
     Accounts receivable-net .......................     1,761      2,774
     Inventories-net ...............................        19         29
     Current portion of notes receivable ...........        29        114
     Costs on uncompleted contracts ................       187         62
     Other current assets ..........................       322        328
                                                       -------    -------
         Total current assets ......................     4,892      5,308

Property and equipment - net .......................     1,330      1,078
Notes receivable, less current portion .............       709        709
Other assets .......................................     1,025      1,660
                                                       -------    -------
                                                       $ 7,956    $ 8,755
                                                       =======    =======
Liabilities and Stockholder's Deficit
Current liabilities:
     Notes payable - bank ..........................   $  --      $    75
     Accounts payable ..............................       618        615
     Accrued liabilities ...........................       461        633
     Billings on uncompleted contracts .............     4,993      3,694
     Deferred revenue ..............................     3,094      3,725
     Current portion of acquisition liability ......       212        327
     Income tax payable ............................        52          3
                                                       -------    -------
         Total current liabilities .................     9,430      9,072
                                                       -------    -------
Acquisition liability ..............................     1,000      1,083
                                                       -------    -------
Accounts payable - less current portion ............       126        126
                                                       -------    -------

Stockholder's deficit:
     Common stock, no par value,
       100 shares authorized; issued and outstanding      --         --
     Additional paid-in capital ....................       462        462
     Accumulated deficit ...........................    (3,205)    (2,104)
     Accumulated other comprehensive income ........       143        116
                                                       -------    -------

         Total stockholder's deficit ...............    (2,600)    (1,526)
                                                       -------    -------
                                                       $ 7,956    $ 8,755
                                                       =======    =======

                                    Continued



                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (unaudited)


                                           For the three months    For the nine months
                                           ended September 30,      ended September 30,
                                           --------------------------------------------
                                              2004       2003        2004        2003
                                           --------    --------    --------    --------
Net revenues:
     Product ...........................   $  1,186    $    974    $  4,256    $  3,352
     Service ...........................      2,660       2,070       7,946       6,328
                                           --------    --------    --------    --------
                                              3,846       3,044      12,202       9,680
                                           --------    --------    --------    --------
Costs of sales:
     Product ...........................        148         207         693         573
     Service ...........................      1,346       1,122       3,798       3,357
                                           --------    --------    --------    --------
                                              1,494       1,329       4,491       3,930
                                           --------    --------    --------    --------
           Gross margin ................      2,352       1,715       7,711       5,750
                                           --------    --------    --------    --------
Operating expenses:
     Selling, general and administrative      1,876       1,694       5,182       5,148
     Research and development ..........        674         513       1,843       1,548
                                           --------    --------    --------    --------
                                              2,550       2,207       7,025       6,696
                                           --------    --------    --------    --------
Operating income (loss) ................       (198)       (492)        686        (946)
Other income (expense), net ............       (113)          8         232         120
Interest expense .......................         (1)         (8)         (2)        (10)
                                           --------    --------    --------    --------
Income (loss) before provision
  for income taxes .....................       (312)       (492)        916        (836)
Provision for income taxes .............       --          --          --          --
                                           --------    --------    --------    --------
Net income (loss) ......................   $   (312)   $   (492)   $    916    $   (836)
                                           --------    --------    --------    --------



                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                 (in thousands)
                                   (unaudited)


                                                  For the three    For the nine
                                                   months ended    months ended
                                                   September 30,  September 30,
                                                --------------------------------
                                                  2004     2003    2004    2003
                                                -------  -------  ------- ------

Net income (loss) ............................   $(312)   $(492)   $ 916  $(836)
Other comprehensive income (loss):
     Foreign currency translation adjustments       45       (6)      27     53
                                                 -----    -----    -----  -----
Comprehensive income (loss) ..................   $(267)   $(498)   $ 943  $(783)
                                                 =====    =====    =====  =====

                 SPRINGER-MILLER SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)


                                                             For the nine months
                                                             ended September 30,
                                                             -------------------
                                                               2004       2003
                                                            --------   ---------
Cash flows from operating activities:
   Net income (loss) ....................................   $   916    $  (836)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization .....................       599        605
      Provision for bad debts ...........................        30          6
      Increase (decrease) from changes in:
        Accounts receivable .............................       983      1,580
        Inventories .....................................        10          4
        Costs on uncompleted contracts ..................      (125)         8
        Other current assets ............................         6         25
        Other assets ....................................       (47)       (17)
        Accounts payable and accrued expenses ...........      (120)      (358)
        Deferred revenue and billings on
          uncompleted contracts .........................       668        658
                                                            -------    -------
         Net cash provided by operating activities ......     2,920      1,675
                                                            -------    -------

Cash flows from investing activities:
   Marketable securities ................................      --          113
   Capital expenditures .................................      (169)      (186)
   Payments received on notes receivable from stockholder        85         80
                                                            -------    -------
         Net cash provided (used) in investing activities       (84)         7
                                                            -------    -------

Cash flows from financing activities:
   Net payments on note payable - bank ..................       (75)       (85)
   Acquisition liability ................................      (198)      (233)
   Distributions to stockholder .........................    (2,017)      (133)
                                                            -------    -------
         Net cash used in
          financing activities ..........................    (2,290)      (451)
                                                            -------    -------

Effect of exchange rate changes on cash and
  cash equivalents ......................................        27         53
                                                            -------    -------
Net increase in cash and cash equivalents ...............       573      1,284
Cash and cash equivalents at
  beginning of year .....................................     2,001        924
                                                            -------    -------
Cash and cash equivalents at
  end of period .........................................   $ 2,574    $ 2,208
                                                            =======    =======


Supplemental disclosures of cash flow information: Cash paid during the year for:
   Interest                                                 $     2    $    10

                  SPRINGER-MILLER SYTEMS, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


1. The accompanying unaudited interim consolidated financial statements have been prepared by Springer-Miller Systems, Inc. and Subsidiaries (the "Company") in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, these interim financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company such unaudited statements include all adjustments (which comprise only normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for the three and nine months ended September 30, 2004 are not necessarily indicative of the results of operations to be expected for any future period. The unaudited interim consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes (included in this SEC Form 8-K/A in Exhibit 99.1) as of and for the years ended December 31, 2003 and 2002.

2. On October 1, 2004, PAR Technology Corporation ("PAR") and its wholly-owned subsidiary, PAR Springer-Miller Systems, Inc. (f/k/a PSMS Acquisition Inc.) (the "Subsidiary"), completed its previously-announced transaction with Springer-Miller Systems, Inc. ("Springer-Miller") and John Springer-Miller pursuant to which the Subsidiary acquired substantially all of the assets (including the equity interests in each of Springer-Miller International, LLC and Springer-Miller Canada, ULC), and assumed certain liabilities, of Springer-Miller. The purchase price of the net assets acquired was $16.1 million adjusted, in accordance with the purchase agreement, to $15.0 million based on changes in the balance sheet of Springer-Miller through September 30, 2004 plus approximately $3.2 million (an amount equal to the cash and cash equivalents held by Springer-Miller and its subsidiaries at the closing date of the acquisition, October 1, 2004). The purchase price consisted of $1.9 million worth of PAR common stock (208,653 shares of PAR Technology Corporation common stock) and the remainder in cash.

EX-99.3 The unaudited pro forma Consolidated Statements of Income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 and the unaudited pro forma Consolidated Balance Sheet as of September 30, 2004.

     On October 1, 2004, PAR Technology Corporation (the "Company") and its wholly-owned subsidiary, PAR Springer-Miller Systems, Inc. (f/k/a PSMS Acquisition Inc.) (the "Subsidiary"), completed its previously-announced transaction with Springer-Miller Systems, Inc. ("Springer-Miller") and John Springer-Miller pursuant to which the Subsidiary acquired substantially all of the assets (including the equity interests in each of Springer-Miller International, LLC and Springer-Miller Canada, ULC), and assumed certain liabilities, of Springer-Miller. The purchase price of the net assets acquired was $16.1 million adjusted, in accordance with the purchase agreement, to $15.0 million based on changes in the consolidated balance sheet of Springer-Miller through September 30, 2004 plus approximately $3.2 million (an amount equal to the cash and cash equivalents held by
     Springer-Miller and its subsidiaries at the closing date of the acquisition, October 1, 2004). The purchase price consisted of $1.9 million worth of Company common stock (208,653 shares of PAR Technology Corp. common stock) and the remainder in cash.

     Springer-Miller, based in Stowe, Vermont, is a developer of software for hotel and restaurant management.




                           PAR TECHNOLOGY CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the year ended December 31, 2003
                     (in thousands except per share amounts)


                                                                                        Acquisition       Pro forma
                                                   PAR Technology      Springer-Miller  Pro forma         PAR Technology
                                                   Corporation         Systems, Inc.    Adjustments       Corporation
                                                   ------------------------------------------------------------------------
Net revenues:
     Product                                       $    60,223       $       5,156        $                 $      65,379
     Service                                            37,865               8,807                                 46,672
     Contract                                           41,682                  --                                 41,682
                                                   -----------       -------------        -----------       -------------
                                                       139,770              13,963                                153,733
                                                   -----------       -------------        -----------       -------------
Costs of sales:
     Product                                            39,024                 594                                 39,618
     Service                                            32,140               5,091                                 37,231
     Contract                                           39,613                  --                                 39,613
                                                   -----------       -------------        -----------       -------------
                                                       110,777               5,685                                116,462
                                                   -----------       -------------        -----------       -------------

           Gross margin                                 28,993               8,278                                 37,271
                                                   -----------       -------------        -----------       -------------
Operating expenses:
     Selling, general and
       administrative                                   19,340               6,499                                 25,839
     Research and development                            5,310               2,328                                  7,638
     Amortization of identifiable
       intangible assets                                    --                  --              1,343  (i)          1,343
                                                   -----------       -------------        -----------       -------------
                                                        24,650               8,827              1,343              34,820
                                                   -----------       -------------        -----------       -------------
Operating income (loss)                                  4,343                (549)            (1,343)              2,451
Other income, net                                          582                 207                 --                 789
Interest expense                                          (540)                (12)              (537) (j)         (1,089)
                                                   -----------       -------------        -----------       -------------

Income (loss) from continuing operations
  before provision for income taxes                      4,385                (354)            (1,880)              2,151
(Provision) benefit for income taxes                    (1,593)                 (2)               754  (k)           (841)
                                                   -----------       -------------        -----------       -------------
Income (loss) from continuing operations                 2,792                (356)            (1,126)              1,310
                                                   -----------       -------------        -----------       -------------
Discontinued operations:
     Loss from operations of
        discontinued component                            (570)                 --                                   (570)
     Income tax benefit                                    207                  --                 --                 207
                                                   -----------       -------------        -----------       -------------
     Loss from discontinued operations                    (363)                 --                 --                (363)
                                                   -----------       -------------        -----------       -------------
Net income (loss)                                  $     2,429       $        (356)       $     (1,126)      $         947
                                                   ===========       =============        ===========       =============


                                    Continued


                           PAR Technology Corporation
        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Continued)
                      For the year ended December 31, 2003
                     (in thousands except per share amounts)



                                                                                        Acquisition       Pro forma
                                                   PAR Technology      Springer-Miller  Pro forma         PAR Technology
                                                   Corporation         Systems, Inc.    Adjustments       Corporation
                                                   ------------------------------------------------------------------------
Earnings per share:
Basic:
Income from continuing operations                    $    .33            $     --          $     --           $   .15
     Loss from discontinued operations               $   (.04)           $     --          $     --           $  (.04)
           Net income                                $    .29            $     --          $     --           $   .11
Diluted:
     Income from continuing operations               $    .32            $     --          $     --           $   .14
     Loss from discontinued operations               $   (.04)           $     --          $     --           $  (.04)
           Net income                                $    .27            $     --          $     --           $   .10
Weighted average shares outstanding
     Basic                                               8,438                                  209  (f)        8,647
                                                     =========           =========        =========         =========
     Diluted                                             8,861                                  209  (f)        9,070
                                                     =========           =========        =========         =========


See notes to unaudited pro forma Consolidated Financial Statements.


                           PAR Technology Corporation
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2004
                       (in thousands except share amounts)


                                                                                        Acquisition       Pro forma
                                                   PAR Technology      Springer-Miller  Pro forma         PAR Technology
                                                   Corporation         Systems, Inc.    Adjustments       Corporation
                                                   ------------------------------------------------------------------------
Assets
Current assets:
     Cash  and cash equivalents                    $       5,505     $       2,574      $      (2,547) (a)  $       5,532
     Accounts receivable-net                              28,052             1,761                                 29,813
     Inventories-net                                      31,086                19                                 31,105
     Current portion of notes receivable                      --                29                (29) (b)             --
     Deferred income taxes                                 6,102                --                 --               6,102
     Costs on uncompleted contracts                           --               187                                    187
     Other current assets                                  2,658               322                                  2,980
                                                   -------------     -------------      -------------       -------------
         Total current assets                             73,403             4,892             (2,576)             75,719

Property and equipment - net                               7,307             1,330               (469) (c)          8,168
Notes receivable                                              --               709               (709) (b)             --
Deferred income taxes                                      1,467                --                                  1,467
Other assets                                               3,397             1,025             21,354  (d)         25,776
                                                   -------------     -------------      -------------       -------------
                                                   $      85,574     $       7,956      $      17,600       $     111,130
                                                   =============     =============      =============       =============



                           PAR Technology Corporation
           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)
                               September 30, 2004
                       (in thousands except share amounts)


                                                                                          Acquisition        Pro forma
                                                   PAR Technology      Springer-Miller    Pro forma          PAR Technology
                                                   Corporation         Systems, Inc.      Adjustments        Corporation
                                                   ------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current liabilities:
     Current portion of long-term debt             $          87     $          --      $          --       $          87
     Notes payable - bank                                     --                --             13,100  (e)         13,100
     Accounts payable                                     10,081               618                                 10,699
     Accrued salaries and benefits                         6,029                --                 --               6,029
     Accrued expenses                                      2,074               513                                  2,587
     Billings on uncompleted contracts                        --             4,993                                  4,993
     Deferred revenue                                      5,506             3,094                                  8,600
     Current portion of acquisition liability                 --               212                                    212
     Total liabilities of discontinued
       operations                                            390                --                 --                 390
                                                   -------------     -------------      -------------       -------------

         Total current liabilities                        24,167             9,430             13,100              46,697
                                                   -------------     -------------      -------------       -------------

Acquisition liability                                         --             1,000                                  1,000
                                                   -------------     -------------      -------------       -------------
Accounts payable - less current portion                       --               126                                    126
                                                   -------------     -------------      -------------       -------------
Long-term debt                                             2,027                --                                  2,027
                                                   -------------     -------------      -------------       -------------

Stockholders' equity (deficit):
     Preferred stock, $.02 par value,
        1,000,000 shares authorized
     Common stock, $.02 par value,
       19,000,000 shares authorized;
       10,080,182 shares issued;
       8,669,495 outstanding
       (Pro forma PAR; 10,288,835 issued;
       8,878,148 outstanding                                 202                --                  4  (f)            206
     Additional paid-in capital                           30,309               462              1,434  (f)(g)       32,205
     Retained earnings (Accumulated deficit)              36,157            (3,205)             3,205  (g)         36,157
     Accumulated other
       comprehensive income (loss)                          (235)              143               (143) (h)           (235)

     Treasury stock, at cost, 1,410,687 shares            (7,053)               --                 --              (7,053)
                                                   -------------     -------------      -------------       -------------


         Total stockholders' equity (deficit)             59,380            (2,600)             4,500              61,280
                                                   -------------     -------------      -------------       -------------
                                                   $      85,574     $       7,956      $      17,600       $     111,130
                                                   =============     =============      =============       =============

See notes to unaudited pro forma Consolidated Financial Statements.


                                                     PAR Technology Corporation
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                            For the nine months ended September 30, 2004
                                               (in thousands except per share amounts)


                                                                                        Acquisition       Pro forma
                                                   PAR Technology      Springer-Miller  Pro forma         PAR Technology
                                                   Corporation         Systems, Inc.    Adjustments       Corporation
                                                   ------------------------------------------------------------------------
Net revenues:
     Product                                         $    54,212       $     4,256      $                   $      58,468
     Service                                              32,490             7,946                                 40,436
     Contract                                             36,756                 0                                 36,756
                                                     -----------       -----------      -----------         -------------
                                                         123,458            12,202                                135,660
                                                     -----------       -----------      -----------         -------------
Costs of sales:
     Product                                              36,413               693                                 37,106
     Service                                              28,079             3,798                                 31,877
     Contract                                             34,245                 0                                 34,245
                                                     -----------       -----------      -----------         -------------
                                                          98,737             4,491                                103,228
                                                     -----------       -----------      -----------         -------------
           Gross margin                                   24,721             7,711                                 32,432
                                                     -----------       -----------      -----------         -------------
Operating expenses:
     Selling, general and administrative                  15,143             5,182                                 20,325
     Research and development                              3,914             1,843                                  5,757
     Amortization of identifiable
       intangible assets                                      --                --            1,007  (l)            1,007
                                                     -----------       -----------       ----------         -------------
                                                          19,057             7,025            1,007                27,089
                                                     -----------       -----------       ----------         -------------
Operating income                                           5,664               686           (1,007)                5,343
Other income, net                                            588               232               --                   820
Interest expense                                            (146)               (2)            (378) (m)             (526)
                                                     -----------       -----------       ----------         -------------
Income (loss) from continuing operations
  before provision for income taxes                        6,106               916           (1,385)                5,637
(Provision) benefit for income taxes                      (2,324)               --              227  (n)           (2,097)
                                                     -----------       -----------      -----------         -------------
Net income (loss)                                    $     3,782       $       916      $    (1,158)        $       3,540
                                                     ===========       ===========      ===========         =============



                           PAR Technology Corporation
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the nine months ended September 30, 2004
                     (in thousands except per share amounts)



                                                                                        Acquisition       Pro forma
                                                   PAR Technology      Springer-Miller  Pro forma         PAR Technology
                                                   Corporation         Systems, Inc.    Adjustments       Corporation
                                                   -----------------------------------------------------------------------
Earnings per share:

Basic:                                               $   0.44          $      --        $      --           $    .40
                                                     ========                                               ========
Diluted:                                             $   0.41          $      --        $      --           $    .38
                                                     ========                                               ========

Weighted average shares outstanding
     Basic                                               8,625                                209 (f)           8,834
                                                     =========         =========        =========           =========
     Diluted                                             9,159                                209 (f)           9,368
                                                     =========         =========        =========           =========

See notes to unaudited pro forma Consolidated Financial Statements

Notes to unaudited pro forma Consolidated Financial Statements

1.   Purchse Price Allocation


     The total purchase price discussed above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed by the Company based on their estimated fair values as of the closing date of the acquisition. The following table presents the preliminary estimated fair value of the assets acquired and liabilities assumed:

                         (in thousands)

Cash and cash equivalents ....................   $  3,227
Accounts receivable, net .....................      1,761
Prepaid and other current assets .............        528
Property and equipment, net ..................        861
Accounts payable .............................       (618)
Accrued expenses and other current liabilities       (725)
Deferred revenues ............................     (8,087)
Long-term liabilities ........................     (1,126)
                                                 --------
Net liabilities assumed ......................     (4,179)
Identifiable intangible assets acquired
       Software ..............................      3,500
       Customer relationships ................      2,800
       Trademark and trade names .............      2,100
       Others ................................        300
Goodwill .....................................     13,679
                                                 --------

Total estimated purchase price ...............   $ 18,200
                                                 ========


     The identifiable intangible assets acquired and their estimated useful lives (based on preliminary third party valuation) are as follows:


                                                             Estimated
      (in thousands)                        Fair Value       Useful Life
      --------------                        ----------       -----------

    Software                               $       3,500      5 Years
    Customer relationships                         2,800      5 Years
    Trademarks and trade names                     2,100      Indefinite
    Others                                           300      3 - 4 Years
                                           -------------
                                           $       8,700
                                           =============

2.   Pro forma assumptions

     The accompanying unaudited pro forma consolidated balance sheet at September 30, 2004 and the unaudited pro forma consolidated statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 give effect to the acquisition referred to above. The pro forma consolidated statements of income assume the acquisition took place on January 1, 2003. The pro forma consolidated balance sheet at September 30, 2004 assumes the acquisition took place on September 30, 2004. The pro forma consolidated balance sheet and statements of income are presented for illustrative purposes only and do not necessarily reflect the results of operations that would have occurred had the acquisition actually occurred during the periods presented.

     The accompanying unaudited pro forma consolidated balance sheet and statements of income are subject to a number of estimates, assumptions and uncertainties, and do not purport to be indicative of actual results had the acquisition taken place on the date indicated, nor do these statements of income purport to be indicative of the results of operations that may be achieved in the future.

     The unaudited pro forma consolidated balance sheet at September 30, 2004 and the unaudited pro forma consolidated statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 have been adjusted as discussed in the notes below:

     a)   Reflects   the  cash   portion   of  the   purchase   price   held  by
          Springer-Miller and its subsidiaries at the closing.

     b) To eliminate the note receivable which is not included in the purchase agreement.

     c) To eliminate certain specifically identified property and equipment which are not included in the purchase agreement.

     d) To record the identifiable intangibles and goodwill resulting from the acquisition as detailed in note 1.

     e)   To record the debt incurred in connection with the acquisition.

     f) To record the 208,653 shares of PAR Technology Corp. common stock issued in connection with the acquisition. The number of shares issued was determined based on a formula in the purchase agreement. For purposes of recording the acquisition, these shares were valued based upon the average value of the Company's common stock based on the average closing share price for the period of 2 days preceding through the 2 days following the announcement of the acquisition.

     g) To eliminate historical Springer-Miller additional paid in capital and accumulated deficit.

     h)   To   eliminate    historical    Springer-Miller    accumulated   other
          comprehensive income.

     i) To record pro forma amortization of the identifiable intangible assets with finite lives acquired based on periods indicated in note 1 for the year ended December 31, 2003.

     j) To record pro forma interest expense on debt incurred for the year ended December 31, 2003. Interest expense assumes the entire amount of debt incurred of $13.1 million was outstanding for all of 2003 at an average annual borrowing rate of 4.1%.

     k) To record pro forma tax benefit using statutory tax rates assuming results of Springer Miller (formerly an S-Corp) combined with PAR Technology Corp. and after giving effect to the pro forma adjustments.

     l) To record pro forma amortization for identifiable intangible assets with finite lives acquired based on periods indicated in note 1 for the nine months ended September 30, 2004.

     m) To record pro forma interest expense on debt incurred for the nine months ended September 30, 2004. Interest expense assumes the entire amount of debt incurred of $13.1 million was outstanding for the first 6 months of 2004 at an average borrowing rate for that period of 3.9%, reduced to $11.6 million (from available cash flow for 2004) for the three months ended September 30, 2004 at an average borrowing rate for that period of 4.3%.

     n) To record pro forma tax provision using statutory tax rates assuming results of Springer Miller (formerly an S-Corp) combined with PAR Technology Corp. and after giving effect to the pro forma adjustments.